Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES TRANSFORMATIVE PURCHASE OF SHARES FROM VIVENDI AND NEW CAPITAL STRUCTURE

Company to Buy Back Approximately 429 Million Shares from Vivendi for $5.83 Billion

Investor Group Led By CEO Bobby Kotick and Co-Chairman Brian Kelly to Separately Purchase Approximately 172 Million Activision Blizzard Shares from Vivendi for $2.34 Billion

New Capital Structure Expected to Drive Meaningful Earnings-Per-Share Accretion

Activision Blizzard Reports Preliminary Second Quarter Results

SANTA MONICA, CA – July 25, 2013 – Activision Blizzard, Inc. (Nasdaq: ATVI) (the “Company”), a global leader in interactive entertainment, announced today that it reached an agreement under which it will acquire from Vivendi (Euronext Paris: VIV) approximately 429 million Company shares and certain tax attributes, in exchange for approximately $5.83 billion in cash, or $13.60 per share acquired before taking into account the future benefit from these tax attributes. In a simultaneous transaction, ASAC II LP, an investment vehicle led by Activision Blizzard CEO Bobby Kotick and Co-Chairman Brian Kelly, to which they have personally committed $100 million combined, separately will purchase approximately 172 million Company shares from Vivendi for approximately $2.34 billion in cash, or $13.60 per share.

Following the completion of the transaction, Activision Blizzard will be an independent company with the majority of its shares owned by the public. The Company will be led by Bobby Kotick as Chief Executive Officer and Brian Kelly as Chairman. Vivendi will no longer be the majority shareholder, but will retain a stake of 83 million shares or approximately 12%. ASAC II LP—the investor group which, in addition to Kotick and Kelly, includes Davis Advisors, Leonard Green & Partners, L.P., Tencent, as well as one of the largest global institutional investors—will own a stake of approximately 24.9%.

Activision Blizzard expects that its new outstanding share count and capital structure (which will include approximately $1.4 billion of net debt) will result in expected pro forma 2013 earnings-per-share (EPS) accretion of between 18% and 29% on a GAAP basis and between 23% and 33% on a non-GAAP basis.

Bobby Kotick, CEO of Activision Blizzard, said, “These transactions together represent a tremendous opportunity for Activision Blizzard and all its shareholders, including Vivendi. We should emerge even stronger—an independent company with a best-in-class franchise portfolio and the focus and flexibility to drive long-term shareholder value and expand our leadership position as one of the world’s most important entertainment companies. The transactions announced today will allow us to take advantage of attractive financing markets while still retaining more than $3 billion cash on hand to preserve financial stability.”

Mr. Kotick continued, “Our successful combination with Blizzard Entertainment five years ago brought together some of the best creative and business talent in the industry and some of the most beloved entertainment franchises in the world, including Call of Duty® and World of Warcraft®. Since that time, we have generated over $5.4 billion in operating cash flow and returned more than $4 billion of that to shareholders via buybacks and dividends. We are grateful for Vivendi’s partnership through this period, and we look forward to their continued support.”

Activision Blizzard will fund the acquisition with the combination of approximately $1.2 billion of domestic cash on hand and approximately $4.6 billion of debt proceeds, net of fees and upfront interest, accessed through the capital markets and bank financing. The Company has received committed financing for the transaction from Bank of America Merrill Lynch and J.P. Morgan. The transaction is expected to close by the end of September 2013, subject to customary closing conditions.

A special committee of independent directors was formed to represent the Company in negotiating and evaluating the transactions.

Please see the Company’s Current Report on Form 8-K being filed with the Securities and Exchange Commission and the exhibits thereto for further information about the terms of the transactions.

Activision Blizzard’s financial advisor on the transaction is J.P. Morgan Securities LLC and its legal counsel is Skadden, Arps, Slate, Meagher & Flom LLP. The Special Committee’s financial advisor is Centerview Partners and its legal counsel is Wachtell, Lipton, Rosen & Katz. ASAC II LP’s financial advisor is Allen & Company LLC and its legal counsel is Sullivan & Cromwell LLP.

Preliminary Second Quarter Results and Full-Year Outlook

For the second quarter, Activision Blizzard expects to report GAAP net revenue of approximately $1.05 billion and Non-GAAP net revenue of approximately $608 million, with

GAAP earnings per diluted share of $0.28 and Non-GAAP earnings per diluted share of approximately $0.08. In addition, the Company will announce full second quarter results on August 1, 2013 and hold its regularly scheduled conference call for analysts and investors at that time.

For the quarter, Activision Blizzard was the #1 independent publisher in North America and Europe combined, including accessory packs and figures, with the #1 and #2 best-selling titles year-to-date– Skylanders Giants™ and Call of Duty: Black Ops II.¹ Additionally, Blizzard Entertainment’s World of Warcraft® remained the world’s #1 subscription-based MMORPG, ending the quarter with approximately 7.7 million subscribers.²

The Company raised its full-year 2013 GAAP net revenue outlook to $4.31 billion and its earnings per diluted share outlook to $0.77, up from its prior net revenue outlook of $4.22 billion and earnings per diluted share outlook of $0.73.  Additionally, the Company affirmed its full-year 2013 Non-GAAP net revenue outlook of $4.25 billion and earnings per diluted share outlook of $0.82. These full-year outlook numbers do not yet account for any benefit of earnings per share accretion from the announced transaction.

Conference Call and Webcast Information

Activision Blizzard will host a conference call and live webcast on Friday, July 26, 2013 at 8:30 a.m. ET, 2:30 p.m. Paris time, 1:30 p.m. London time to discuss this announcement. The company welcomes listeners to the call live by dialing (866) 953-6860 in the U.S. or (617) 399-3484 outside the U.S. using the passcode 14828517. The live webcast of the call can be accessed at www.activisionblizzard.com.

For those unable to listen to the live conference call, an audio replay of the call will be available through August 9, 2013 and can be accessed by calling (888) 286-8010 in the U.S. or (617) 801-6888 outside the U.S. and using the passcode: 30609761. In addition, a webcast replay also will be archived on the Investor Relations section of Activision Blizzard’s website.

About Activision Blizzard

Activision Blizzard, Inc. is the world’s largest and most profitable independent interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, World of Warcraft, Skylanders, and Diablo®. Headquartered in Santa Monica California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

¹According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

²According to Activision Blizzard internal estimates

Subscriber Definition: World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures

As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance and pro forma both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                 the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                 expenses related to stock-based compensation;

•                 the amortization of intangibles from purchase price accounting;

•                 fees and other expenses related to the transaction; and

•                 the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:

Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including, but not limited to, statements about  (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives; (3) statements of future financial or operating performance; and (4) statements about the completion, timing, financing and impact of the transactions described herein are forward-looking statements that are not facts and involve a number of risks and uncertainties. Activision Blizzard generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming”  and similar expressions to identify forward-looking statements.

Forward looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the expected console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the transactions may not materialize as expected, the transactions not being timely completed, if completed at all, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K, as amended.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.

Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contacts

For further information, please contact:

Activision Blizzard Investor Relations:

Kristin Southey

Sr. Vice President, IR and Treasurer

(310) 255-2635

ksouthey@activision.com

Activision Blizzard Media:

Maryanne Lataif

SVP, Corporate Communications

(310) 255-2704

mlataif@activision.com

Sard Verbinnen & Co
Stephanie Pillersdorf/Cassandra Bujarski
(212) 687-8080/(310) 201-2040

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Preliminary Results For the Quarter Ended June 30, 2013

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Quarter Ended
		June 30, 2013
		(Preliminary results)

Net Revenues (GAAP)		$1,050

Excluding the impact of:
Change in deferred net revenues	(a)	(442)

Non-GAAP Net Revenues		$608

Earnings Per Diluted Share (GAAP)		$0.28

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.22)
Stock-based compensation	(c)	0.01
Amortization of intangible assets	(d)	-

Non-GAAP Earnings Per Diluted Shares		$0.08

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expenses related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

Preliminary results are based on information known to the Company as of July 25, 2013. Actual results will be announced on August 1, 2013 and may vary.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Year Ending December 31, 2013

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for	Outlook for
		Year Ending	Year Ending	Year Ending
		December 31, 2013	December 31, 2013	December 31, 2013
		Pre-transaction	Post-transaction	Post-transaction
			Pro-forma basis*	Pro-forma basis*
			Low end of range	High end of range

Net Revenues (GAAP)		$4,310	$4,310	$4,310

Excluding the impact of:
Change in deferred net revenues	(a)	(60)	(60)	(60)

Non-GAAP Net Revenues		$4,250	$4,250	$4,250

Earnings Per Diluted Share (GAAP)		$0.77	$0.91	$0.99

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.03)	(0.05)	(0.05)
Stock-based compensation	(c)	0.07	0.11	0.11
Amortization of intangible assets	(d)	0.01	0.02	0.02
Fees and other expenses related to the transaction	(e)	-	0.02	0.02

Non-GAAP Earnings Per Diluted Shares		$0.82	$1.01	$1.09

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expenses related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

(e) Reflects fees and other expenses related to the transaction.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

* Pro-forma assumes the transactions and their related financial impacts (including interest expenses from debt, and associated fees and expenses, and lower share count as of result of the repurchases) commences January 1, 2013.